UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
May 11, 2020
Date of Report (Date of earliest event reported)
THE PNC FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2401
(Address of principal executive offices, including zip code)
(888) 762-2265
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $5.00	PNC	New York Stock Exchange
Depositary Shares Each Representing a 1/4,000 Interest in a Share of Fixed-to- Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P	PNC P	New York Stock Exchange
Depositary Shares Each Representing a 1/4,000 Interest in a Share of 5.375% Non-Cumulative Perpetual Preferred Stock, Series Q	PNC Q	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 12, 2020, PNC Bancorp, Inc. (“PNC Bancorp”), a wholly-owned subsidiary of The PNC Financial Services Group, Inc. (“PNC”), entered into an underwriting agreement (the “Underwriting Agreement”) with BlackRock, Inc. (“BlackRock”), Morgan Stanley & Co. LLC (“Morgan Stanley”), Citigroup Global Markets Inc. (“Citigroup”), and Evercore Group L.L.C. (“Evercore”), with Morgan Stanley, Citigroup, and Evercore acting as representatives of the several underwriters named therein (the “Underwriters”). Under the terms of the Underwriting Agreement, PNC Bancorp agreed to sell to the Underwriters 28,753,248 shares of common stock of BlackRock, par value $0.01 per share (the “Common Stock”), including 823,188 shares of Common Stock issuable upon the conversion of BlackRock’s Series B Convertible Participating Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), and up to 2,875,325 shares of Common Stock under the Underwriters’ overallotment option, which was exercised in full on May 13, 2020 (the “Option Securities”), for resale by the Underwriters (the “Secondary Offering”) pursuant to BlackRock’s registration statement filed with the Securities and Exchange Commission (the “Commission”) on Form S-3 (File No. 333-224504) (the “Registration Statement”). The Secondary Offering closed on May 15, 2020.

PNC Bancorp and BlackRock have agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act or the Exchange Act, or to contribute payments the Underwriters may be required to make because of any of those liabilities.

Stock Repurchase Agreement

On May 11, 2020, PNC Bancorp entered into a Stock Repurchase Agreement with BlackRock (the “Stock Repurchase Agreement”), pursuant to which BlackRock agreed to repurchase $1.1 billion of its Common Stock from PNC Bancorp at the price per share at which the shares of Common Stock were sold to the public in the Secondary Offering, less the underwriting discount, conditional on completion of the Secondary Offering with or without the Underwriters’ exercise of the right to purchase the Option Securities (the “Stock Repurchase”). BlackRock completed the Stock Repurchase of 2,650,857 shares of BlackRock Common Stock on May 15, 2020.

As of May 6, 2020, PNC Bancorp and its affiliates owned approximately 34.8 million shares of Common Stock and Series B Preferred Stock of BlackRock, representing 22.4% ownership. Upon completion of the Secondary Offering and the Stock Repurchase, PNC Bancorp will have divested its entire holding in BlackRock, excluding 500,000 shares of Common Stock that PNC Bancorp is retaining for a donation to the PNC Foundation by the end of the second quarter of 2020.
Copies of the Underwriting Agreement and the Stock Repurchase Agreement are filed as Exhibits 1.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The above descriptions of the Underwriting Agreement and the Stock Repurchase Agreement are qualified in their entirety by reference to the full text of such agreements.

Item 8.01 Other Events.
On May 11, 2020, PNC issued a press release announcing the Secondary Offering and the Stock Repurchase. PNC subsequently issued press releases on May 12, 2020 and May 15, 2020, announcing the pricing and the closing of the Secondary Offering and the Stock Repurchase. Copies of the press releases are furnished as Exhibits 99.1, 99.2, and 99.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Number	Description

1.1
Underwriting Agreement, dated as of May 12, 2020, by and among PNC Bancorp, Inc., BlackRock, Inc., Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Evercore Group L.L.C., and the other underwriters named therein

10.1	Stock Repurchase Agreement, dated as of May 11, 2020, by and between PNC Bancorp, Inc. and BlackRock, Inc.
99.1	Press Release dated May 11, 2020
99.2	Press Release dated May 12, 2020
99.3	Press Release dated May 15, 2020
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: May 15, 2020	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller